Exhibit 99.1

Fortune Brands Reports Second Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--July 30, 2010--Fortune Brands, Inc. (NYSE: FO):

  Sales Increase 9% on Strong Growth Across All Three Brand Groups
  EPS Rises at Double-Digit Rate on Share Gains and Lower Cost Structures
  Company Raises Targets for 2010 Earnings and Free Cash Flow

Fortune Brands, Inc. [NYSE: FO], the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the second quarter of 2010. Net sales increased 9% on double-digit sales growth for home and security products and strong gains for the company’s spirits and golf brands. Operating income once again grew faster than sales, reflecting the benefit of share gains and lower cost structures. Diluted earnings per share were $1.48 and included gains related to the favorable resolution of routine income tax audits. Diluted EPS before charges/gains was $0.98, up 40% from the year-ago quarter. The company also announced that it increased its target for 2010 diluted EPS before charges/gains to be in the range of $2.60-2.90, up from $2.50-2.80.

“Fortune Brands delivered strong second-quarter sales growth and double-digit growth in earnings, and we’re on track for strong full-year results,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “In the quarter, we achieved broad-based share gains and leveraged our lower cost structures, while also benefiting from pull-forward of sales by customers in our home and spirits segments as well as favorable comparisons. Each of our three brand groups grew sales faster than our markets, delivered operating margins at or near the top of our consumer segments, and outperformed our expectations in the quarter.

“Fortune Brands has executed well in delivering compelling new products, global expansion initiatives and successful brand investment programs. Our consistently high quality and strong customer service are also helping us expand key customer relationships. In spirits, we grew both net sales and case volumes at a mid-single-digit rate in the quarter as brands such as Maker’s Mark bourbon, Courvoisier cognac, Hornitos tequila, Cruzan rum and Red Stag by Jim Beam helped fuel growth. Our home and security brands grew sales 13%, benefiting from share gains fueled by new products, new offerings across price points and expanded relationships with key customers. Strong growth in international markets and double-digit sales gains for the Titleist Pro V1 golf ball and FootJoy shoes helped drive our performance in golf,” said Carbonari.

For the second quarter of 2010:

  Net income was $227.4 million, or $1.48 per diluted share, compared to $0.66 in the year-ago quarter.
    Comparisons were favorably impacted by gains from the resolution of routine income tax audits ($0.44 per share), a gain on the sale of the Cobra golf brand assets ($0.07) and lower year-over-year charges.
  Excluding charges and gains in both the current and prior-year periods, diluted EPS was $0.98, up 40% from $0.70 in the year-ago quarter.
  Net sales were $1.90 billion, up 9%.
    On a comparable basis – excluding excise taxes, foreign exchange and acquisitions/divestitures – total net sales would have been up 9%.
    Comparable net sales by business unit were: spirits up 5%; home & security up 12%; golf up 8%.
  Operating income was $273.5 million.
  Operating income before charges/gains was $263.7 million, up 29%.
  Return on equity before charges/gains was 8%.
  Return on invested capital before charges/gains was 6%.

Targeting Full-Year EPS before Charges/Gains in Range of $2.60-2.90

“Consistent with the view we’ve discussed throughout the year, the pace of economic recovery continues to be gradual and uneven,” said Carbonari. “We’re pleased with the success of our share-gain initiatives and the momentum we’ve built with new products, new customer business and strong operating leverage. Our strategies are delivering and we remain confident that Fortune Brands will produce strong earnings growth in 2010. As a result, we plan to continue investing behind our brands, including higher year-over-year support for long-term growth initiatives in the second half of 2010.”

The company estimates that pull-forward in home products demand due to expiration of the U.S. homebuyer tax credit, plus the timing of spirits orders, benefited the second quarter at the expense of the third quarter by approximately $0.10-0.15 per share. “In addition to the pull-forward of sales into the second quarter,” Carbonari continued, “we anticipate the back half of the year will be impacted by certain headwinds we’ve previously discussed, including higher costs for raw materials and transportation, the stronger U.S. dollar, annualizing cost savings and increasingly challenging comparisons to last year’s improving results.

“However, even with these headwinds, we continue to believe that the markets for each of our three brand groups will grow at a low-single-digit rate for the year. Factoring in our strong year-to-date results, as well as the challenging dynamics we anticipate in the second half, we are raising our full-year earnings target. We’re now targeting that Fortune Brands will deliver diluted EPS before charges/gains in the range of $2.60 to $2.90 for 2010. We’re aiming to outperform our markets and believe that Fortune Brands is well positioned as we benefit from our strategic investments, share gains, lower cost structures and enhanced productivity,” Carbonari concluded.

The company’s previous full-year earnings target was for diluted EPS before charge/gains to be in the range of $2.50-2.80. Fortune Brands reported EPS before charges/gains of $2.43 in 2009.

The company also announced that it has raised its free cash flow target. The company is now targeting to generate free cash flow for 2010 in the range of $525-600 million. The target includes the company’s anticipated higher earnings and improved cash flow management, and the increase reflects the benefit of asset sales.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company's golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the impact of changes in U.S. government stimulus programs; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; the status of the U.S. rum excise tax cover-over program; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties described from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change

Net Sales	$1,898.9	$1,740.8	9.1	$3,524.0	$3,179.7	10.8

Cost of goods sold	979.3	914.8	7.1	1,819.2	1,701.7	6.9

Excise taxes on spirits	128.0	123.6	3.6	254.4	224.7	13.2

Advertising, selling, general
and administrative expenses	521.5	491.9	6.0	1,014.4	937.5	8.2

Amortization of intangible assets	8.3	8.4	(1.2)	16.7	16.7	-

Restructuring charges	(0.2)	9.2	(102.2)	0.9	45.7	(98.0)

Gain on the sale of brands and related assets	(11.5)	-	-	(11.5)	-	-

Operating Income	273.5	192.9	41.8	429.9	253.4	69.7

Interest expense	53.5	53.4	0.2	108.7	105.9	2.6

Other (income)/expense, net	(18.8)	9.6	(295.8)	(20.8)	14.1	(247.5)

Income before income taxes	238.8	129.9	83.8	342.0	133.4	156.4

Income tax expense	9.4	29.3	(67.9)	38.2	23.9	59.8

Net Income	$229.4	$100.6	128.0	$303.8	$109.5	177.4

Less: Noncontrolling interests	2.0	0.8	150.0	4.2	2.3	82.6

Net Income attributable to Fortune Brands	$227.4	$99.8	127.9	$299.6	$107.2	179.5

Earnings Per Common Share, Basic:
Net Income attributable to Fortune Brands
common shareholders	$1.49	$0.66	125.8	$1.97	$0.71	177.5

Earnings Per Common Share, Diluted:
Net Income attributable to Fortune Brands
common shareholders	$1.48	$0.66	124.2	$1.95	$0.71	174.6

Avg. Common Shares Outstanding
Basic	152.5	150.2	1.5	152.0	150.2	1.2
Diluted	154.1	151.6	1.6	153.6	151.5	1.4

Actual Common Shares Outstanding
Basic				152.5	150.2	1.5
Diluted				154.0	151.6	1.6

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change
Net Sales
Spirits	$631.5	$600.0	5.3	$1,204.6	$1,086.3	10.9
Home & Security	878.1	775.0	13.3	1,576.5	1,380.6	14.2
Golf	389.3	365.8	6.4	742.9	712.8	4.2
Total Net Sales	$1,898.9	$1,740.8	9.1	$3,524.0	$3,179.7	10.8

Operating Income/(Loss)
Spirits	$146.0	$140.3	4.1	$261.1	$268.9	(2.9)
Home & Security	82.6	36.0	129.4	105.0	(18.9)	655.6
Golf	65.4	43.6	50.0	109.8	52.6	108.7
Corporate expenses	(20.5)	(27.0)	24.1	(46.0)	(49.2)	6.5
Total Operating Income	$273.5	$192.9	41.8	$429.9	$253.4	69.7

Operating Income Before Charges/Gains (a)
Spirits	$147.0	$141.2	4.1	$265.8	$272.5	(2.5)
Home & Security	82.8	43.9	88.6	106.5	20.8	412.0
Golf	54.4	42.1	29.2	98.5	76.8	28.3
Less:
Corporate expenses	(20.5)	(23.3)	12.0	(46.0)	(45.5)	(1.1)

Operating Income Before Charges/Gains	263.7	203.9	29.3	424.8	324.6	30.9

Restructuring and other charges	(1.7)	(11.0)	84.5	(6.4)	(71.2)	91.0
Gain on sale of brands and related assets	11.5	-	-	11.5	-	-

Operating Income	$273.5	$192.9	41.8	$429.9	$253.4	69.7

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and other charges, and other one-time items. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended June 30,		Six Months Ended June 30,		2010 Full Year
	2010	2009	2010	2009	Targeted Range

Free Cash Flow (b)	$326.8	$311.4	$223.4	$182.6	525-600
Add:
Capital Expenditures	36.9	30.9	68.9	57.9	215-265
Less:
Proceeds from the sale of assets	90.5	7.8	91.1	8.5	130-140
Cash Flow From Operations	$273.2	$334.5	$201.2	$232.0	610-725

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment). Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other one-time items.

For the second quarter of 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $1.7 million ($1.1 million after tax or $0.01 per diluted share) of restructuring and other charges, a gain on the sale of brands and related assets of $11.5 million ($10.4 million after tax or $0.07 per diluted share related to the disposition of our Cobra golf product line) and income tax-related credits of $67.6 million ($0.44 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

For the six month period ended June 30, 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $6.4 million ($4.1 million after tax or $0.03 per diluted share) of restructuring and other charges, a gain on the sale of brands and related assets of $11.5 million ($10.4 million after tax or $0.07 per diluted share related to the disposition of our Cobra golf product line) and income tax-related credits of $67.6 million ($0.44 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

For the second quarter of 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $11.0 million ($6.7 million after tax or $0.04 per diluted share) of restructuring and other charges.

For the six month period ended June 30, 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $71.2 million ($44.4 million after tax or $0.29 per diluted share) of restructuring and other charges.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	% Change	2010	2009	% Change

Earnings Per Common Share - Basic
Income before Charges/Gains	$0.99	$0.71	39.4	1.48	1.01	46.5

Restructuring and other charges	(0.01)	(0.05)	80.0	(0.02)	(0.30)	93.3
Gain on sale of brands and related assets	0.07	-	-	0.07
Income tax-related credits	0.44	-	-	0.44

Net Income	$1.49	$0.66	125.8	1.97	0.71	177.5

Earnings Per Common Share - Diluted

Income before Charges/Gains	$0.98	$0.70	40.0	1.47	1.00	47.0

Restructuring and other charges	(0.01)	(0.04)	75.0	(0.03)	(0.29)	89.7
Gain on sale of brands and related assets	0.07	-	-	0.07	-	-
Income tax-related credits	0.44	-	-	0.44	-	-

Net Income	$1.48	$0.66	124.2	1.95	0.71	174.6

RECONCILIATION OF FULL YEAR 2010 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS Before Charges/Gains to be in the range of $2.60 to $2.90 per share. On a GAAP basis, the company is currently targeting diluted EPS to be in the range of $3.00 to $3.30 per share.

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other one-time items.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

RESTRUCTURING AND OTHER CHARGES
The company recorded pre-tax restructuring and other charges of $1.7 million ($1.1 million after tax or $0.01 per diluted share) in the three-month period ended June 30, 2010 in each of its segments related to previously initiated programs.

The company recorded pre-tax restructuring and other charges of $6.4 million ($4.1 million after tax or $0.03 per diluted share) in the six-month period ended June 30, 2010 in each of its segments related to previously initiated programs.

	Three Months Ended June 30, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$(0.9)	$0.9	$1.0	$1.0
Home & Security	0.3	0.3	(0.4)	0.2
Golf	0.4	0.1	-	0.5
Total	$(0.2)	$1.3	$0.6	$1.7

Income tax benefit				0.6
Net charge				$1.1
Charge per common share
Basic				$0.01
Diluted				$0.01

	Six Months Ended June 30, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$(0.2)	$1.6	$3.3	$4.7
Home & Security	0.7	1.2	(0.4)	1.5
Golf	0.4	(0.3)	0.1	0.2
Total	$0.9	$2.5	$3.0	$6.4

Income tax benefit				2.3
Net charge				$4.1
Charge per common share
Basic				$0.02
Diluted				$0.03

(a) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	June 30,	June 30,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$416.3	$264.6
Accounts receivable, net	1,014.8	1,055.5
Inventories	1,960.8	1,987.3
Other current assets	471.8	449.0
Total current assets	3,863.7	3,756.4

Property, plant and equipment, net	1,406.5	1,475.6
Intangibles resulting from
business acquisitions, net	6,547.9	6,890.4
Other assets	245.9	273.5
Total assets	$12,064.0	$12,395.9

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$53.0	$54.5
Current portion of long-term debt	594.3	9.9
Accounts payable	466.1	396.4
Other current liabilities	824.0	895.7
Total current liabilities	1,937.4	1,356.5

Long-term debt	3,580.6	4,724.9
Other long-term liabilities	1,255.0	1,410.8
Total liabilities	6,773.0	7,492.2

Stockholders' equity	5,275.3	4,890.6
Noncontrolling interests	15.7	13.1
Total equity	5,291.0	4,903.7
Total liabilities and equity	$12,064.0	$12,395.9

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended June 30, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
				Gain on sale
		Restructuring	Income	of brands	Before
	GAAP	and other	tax-related	and related	charges/
	(unaudited)	charges	credits	assets	gains

	SECOND QUARTER
2010

Net Sales	1,898.9	-	-	-

Cost of goods sold	979.3	(1.3)	-	-
Excise taxes	128.0	-	-	-
Advertising and SG&A	521.5	(0.6)	-	-
Amortization of intangibles	8.3	-	-	-
Restructuring expenses	(0.2)	0.2	-	-
Gain on sale of brands and related assets	(11.5)	-	-	11.5

Operating Income	273.5	1.7	-	(11.5)	263.7

Interest expense	53.5	-	-	-
Other income, net	(18.8)	-	25.6	-
					-
Income before taxes	238.8	1.7	(25.6)	(11.5)	203.4

Income tax expense	9.4	0.6	42.0	(1.1)

Net Income	229.4	1.1	(67.6)	(10.4)	152.5

Less: Noncontrolling interests	2.0	-	-	-

Net Income attributable to Fortune Brands	227.4	1.1	(67.6)	(10.4)	150.5

Average Diluted Shares Outstanding	154.1				154.1

Diluted EPS	1.48				0.98

2009

Net Sales	1,740.8	-	-	-

Cost of goods sold	914.8	(4.1)	-	-
Excise taxes	123.6	-	-	-
Advertising and SG&A	491.9	2.3	-	-
Amortization of intangibles	8.4	-	-	-
Restructuring expenses	9.2	(9.2)	-	-

Operating Income	192.9	11.0	-	-	203.9

Interest expense	53.4	-	-	-
Other expense, net	9.6	-	-	-

Income before taxes	129.9	11.0	-	-	140.9

Income tax (benefit)/expense	29.3	4.3	-	-

Net Income	100.6	6.7	-	-	107.3

Less: Noncontrolling interests	0.8	-	-	-

Net Income attributable to Fortune Brands	99.8	6.7	-	-	106.5

Average Diluted Shares Outstanding	151.6				151.6

Diluted EPS	0.66				0.70

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Six Months Ended June 30, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
				Gain on sale
		Restructuring	Income	of brands	Before
	GAAP	and other	tax-related	and related	charges/
	(unaudited)	charges	credits	assets	gains

	YEAR TO DATE
2010

Net Sales	3,524.0	-	-	-

Cost of goods sold	1,819.2	(2.5)	-	-
Excise taxes	254.4	-	-	-
Advertising and SG&A	1,014.4	(3.0)	-	-
Amortization of intangibles	16.7	-	-	-
Asset impairment charges	-	-	-	-
Restructuring expenses	0.9	(0.9)	-	-
Gain on sale of brands and related assets	(11.5)	-	-	11.5

Operating Income	429.9	6.4	-	(11.5)	424.8

Interest expense	108.7	-	-	-
Other income, net	(20.8)	-	25.6	-

Income before taxes	342.0	6.4	(25.6)	(11.5)	311.3

Income taxes	38.2	2.3	42.0	(1.1)
					-

Net Income	303.8	4.1	(67.6)	(10.4)	229.9

Less: Noncontrolling interests	4.2	-	-	-

Net Income attributable
to Fortune Brands	299.6	4.1	(67.6)	(10.4)	225.7

Average Diluted Shares Outstanding	153.6				153.6

Diluted EPS from Continuing Operations	1.95				1.47

2009

Net Sales	3,179.7	-	-	-

Cost of goods sold	1,701.7	(24.8)	-	-
Excise taxes	224.7	-	-	-
Advertising and SG&A	937.5	(0.7)	-	-
Amortization of intangibles	16.7	-	-	-
Restructuring expenses	45.7	(45.7)	-	-

Operating Income	253.4	71.2	-	-	324.6

Interest expense	105.9	-	-	-
Other expense, net	14.1	-	-	-

Income before taxes	133.4	71.2	-	-	204.6

Income taxes	23.9	26.8	-	-

Net Income	109.5	44.4	-	-	153.9

Less: Noncontrolling interests	2.3	-	-	-

Net Income attributable
to Fortune Brands	107.2	44.4	-	-	151.6

Average Diluted Shares Outstanding	151.5				151.5

Diluted EPS from Continuing Operations	0.71				1.00

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Twelve Months Ended December 31, 2009
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results

		Restructuring	Asset	Maxxium	Before
		and other	impairment	Distribution	charges/
	GAAP	charges	charges	Gain	gains

	YEAR TO DATE
2009

Net Sales	6,694.7	-	-	-

Cost of goods sold	3,550.5	(29.0)	-	-
Excise taxes	489.3	-	-	-
Advertising and SG&A	1,941.6	(10.3)	-	-
Amortization of intangibles	33.7	-	-	-
Asset impairment charges	92.5	-	(92.5)	-
Restructuring expenses	81.9	(81.9)	-	-

Operating Income	505.2	121.2	92.5	-	718.9

Interest expense	215.8	-	-	-
Other expense, net	6.0	-	-	12.5

Income before taxes	283.4	121.2	92.5	(12.5)	484.6

Income taxes	36.3	49.5	25.7	-

Net Income	247.1	71.7	66.8	(12.5)	373.1

Less: Noncontrolling interests	4.3	-	-	-

Net Income attributable
to Fortune Brands	242.8	71.7	66.8	(12.5)	368.8

Average Diluted Shares Outstanding	151.8				151.8

Diluted EPS from Continuing Operations	1.60				2.43

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
June 30, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests) Before Charges/Gains less Preferred Dividends		Average Stockholders' Equity, Non-GAAP		ROE based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 448.8	/	$5,309.1	=	8.5%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests) less Preferred Dividends		Average Stockholders' Equity, GAAP		ROE based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 440.9	/	$5,107.9	=	8.6%

Return on Equity - or ROE - Before Charges/Gains is net income (excluding noncontrolling interests) less preferred dividends derived in accordance with GAAP excluding any restructuring and other charges, and other one-time items divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity and non-controlling interests) excluding any restructuring and other charges, and other one-time items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
June 30, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests) Before Charges/Gains plus after-tax Interest Expense		Average Invested Capital, Non-GAAP		ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 588.9	/	$9,592.4	=	6.1%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests) plus after-tax Interest Expense		Average Invested Capital, GAAP		ROIC based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 581.3	/	$9,385.2	=	6.2%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income (excluding noncontrolling interests) plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and other charges, and other one-time items divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity less noncontrolling interests) excluding any restructuring and other charges, and other one-time items.

ROE Before Charges/Gains and ROIC Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended June 30, 2010
(Unaudited)

Three Months Ended
June 30, 2010

Fortune Brands
Comparable Net Sales	9%
Excise Taxes	-
Foreign currency exchange rates	1%
Sale of brands and related assets	(1%)
Net Sales, GAAP basis	9%

Spirits
Comparable Net Sales	5%
Foreign currency exchange rates	-
Spirits excise taxes	-
Net Sales, GAAP basis	5%

Home & Security
Comparable Net Sales	12%
Foreign currency exchange rates	1%
Net Sales, GAAP basis	13%

Golf
Comparable Net Sales	8%
Foreign currency exchange rates	2%
Sale of brands and related assets	(4%)
Net Sales, GAAP basis	6%

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes and the net sales from the sale of brands and related assets. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410